Exhibit 10.1

Print Name of Investor: ____________________

Social Security or EIN Number _______________

SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT

SG Blocks, Inc., a Delaware corporation (“Company”), and the Investor hereby agree as follows:

1.           Subscription for Securities.  I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase ___________ shares (“Shares”) of the Company’s common stock (“Common Stock”).  The Shares are offered by the Company in an offering (“Offering”) for aggregate minimum gross proceeds of $500,000 and maximum gross proceeds of up to $1,500,000.  Each Share is offered at a price of $0.35.  The minimum investment is 285,715 Shares or $100,000, or such lesser amount to which Ladenburg Thalmann & Co. Inc., as exclusive placement agent in the Offering (the “Placement Agent”) and the Company may mutually agree.

2.           Offering Period; Minimum; Maximum.  The Offering shall continue until March 30, 2012, unless extended by the Company and the Placement Agent without notice to Investors to a date no later than April 30, 2012 (such date, as it may be extended, is referred to as the “Termination Date”).  The Offering is being conducted on a “best efforts, 1,428,572 Shares ($500,000) minimum, 4,285,715 Shares ($1,500,000) maximum” basis; provided, however, that the maximum amount of the Offering may be increased by up to $2,500,000 (or 7,142,858 Shares) upon the mutual consent of the Company and the Placement Agent, without notice to Investors.  Officers, directors and shareholders of the Company and/or the Placement Agent and their respective affiliates may purchase Shares in the Offering, and such purchases may be counted to reach the minimum number of Shares to be sold.

3.           Closings.   If, at any time prior to the Termination Date, subscriptions for at least 1,428,572 Shares have been received  and accepted by the Placement Agent and the Company (and funds in payment therefor have cleared), then, upon the mutual consent of the Company and the Placement Agent, a closing shall take place with respect to the accepted subscriptions. If subscriptions for at least 1,428,572 Shares are not received and accepted (and funds in payment therefor cleared) by the Termination Date, the Offering will be terminated and all funds received from Investors will be returned, without interest and without any deduction.  After an initial closing has occurred and prior to the Termination Date, the Offering may continue and the Company shall sell additional Shares in an aggregate amount, when combined with the amounts sold at the initial closing and any subsequent closings, of up to $1,500,000.  Additional closings may occur provided that subscriptions have been received and accepted and funds in payment therefor have cleared prior to 5:00 pm New York City time on the Termination Date.  The initial closing and each additional closing is referred to herein as a “Closing.”

4.           Investor Delivery of Payment and Documents.

4.1           I have tendered the full purchase price for the Shares by wiring funds in accordance with the instructions set forth in Section 1 to Schedule 1 hereto.

4.2           I hereby tender to the Placement Agent an executed copy of this Subscription/Registration Rights Agreement.

(1)

4.3           In the event that a Closing does not take place with respect to my subscription for any reason or if my subscription is otherwise rejected, all cash proceeds delivered by me in accordance with the foregoing shall be returned to me as soon as practicable, without interest, offset or deduction.

4.4           In the event my subscription is accepted and there is a Closing, the Shares for which I am subscribing will be delivered promptly to me along with a copy of a fully executed version of this Agreement.

5.           Acceptance or Rejection of Subscription/Registration Rights Agreement.  Each of the Company and the Placement Agent have the right to reject this subscription for Shares, in whole or in part, for any reason and at any time prior to a Closing with respect to this subscription, notwithstanding prior receipt by me of notice of acceptance of my subscription. The Shares subscribed for herein will not be deemed issued to or owned by me until a copy of this Subscription/Registration Rights Agreement has been executed by me and accepted and countersigned by the Company, and a Closing with respect to my subscription has occurred.

6.           Offering to Accredited Investors.  This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Regulation D promulgated under the Securities Act (“Regulation D”) and applicable state securities laws.  As indicated by my responses herein, I am an “accredited investor” within the meaning of Section 2(15) of the Securities Act and Rule 501 of Regulation D.

7.           Investor Representations and Warranties.  I acknowledge, represent and warrant to the Company and the Placement Agent as follows:

7.1           Obligations of the Company and the Investor.   The Company has no obligation to me other than as set forth in this Agreement.  I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability.  In order to induce the Company to issue and sell the Shares to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Shares becomes effective.  If, prior to the termination of the Offering, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

7.2           Information About the Company.

(a)           I have been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company.  I have received all information regarding the Company that I have reasonably requested.  I understand that there is no assurance as to the future performance of the Company.

(b)           The Company has made available to me a copy of the Company’s Final Prospectus dated February 10, 2012 and the Company’s Current Report on Form 8-K dated November 4, 2011, as amended (together the “Disclosure Documents”).  Investor has read the Disclosure Documents, including the “Risk Factors” set forth in the Final Prospectus, together with this Subscription/Registration Rights Agreement, and fully understands the information set forth therein and herein.  Investor has been given access to full and complete information regarding the Company as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included herein and therein, and Investor has either met with or been given reasonable opportunity to meet with the officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business of the Company and all such questions have been answered to Investor’s full satisfaction.  Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company.  After reading such information and materials, Investor understands that there is no assurance as to the future performance of the Company and the Shares.

(2)

7.3           No assurances; No general solicitation.  I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company.  I am not participating in the Offering as a result of or subsequent to:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7.4           Speculative Investment.  I am aware that my purchase of Shares is a speculative investment.  I acknowledge that I can lose the entire amount of my investment in the Company.  I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.  I have not utilized any person as my purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.  I believe that the investment in the Company represented by my purchase of Shares in the Offering is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.  My investment in the Company does not constitute all, or substantially all, of my investment portfolio.

7.5           Restrictions on Transfer.  I understand that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that the Shares, when issued, will be subject to restrictions on transferability and may not be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available.  I further acknowledge that, notwithstanding the Company’s commitment herein, there can be no assurance that the Company will file any registration statement for the securities I am purchasing, that such registration statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the securities registered thereon.  I understand that each certificate evidencing the Shares will bear the legends substantively similar to that set forth below:

“THIS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY’S SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT WITH THE HOLDER SETS FORTH THE COMPANY’S OBLIGATIONS TO REGISTER THE RESALE OF THE SHARES. A COPY OF SUCH SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.  SUCH SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT ALSO CONTAINS CERTAIN RESTRICTIONS REGARDING THE TRANSFER OF SUCH SECURITIES.”

(3)

7.6           Investment Representation.  I am purchasing Shares for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of the Federal securities laws.  I understand that, although there is a public market for the Shares, there is no assurance that such market will continue in the future.  I understand that the Company is under no obligation to register the Shares, except as may be set forth in Schedule 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws.

7.7           Placement Agent Commissions and Relationships.  I am aware that  (A) with respect to each Closing, the Placement Agent will receive a cash commission equal to 6% of the aggregate purchase price of the Shares sold to all Investors at such Closing (or a lesser percentage with respect to certain Investors, as agreed upon between the Placement Agent and the Company) and will be issued a five-year warrant (“Warrant”) to purchase shares of Common Stock of the Company equal to nine percent (9%) of the total number of Shares sold to all Investors at such Closing (or a lesser percentage in the event certain Investors invest, as agreed upon between the Placement Agent and the Company), (B) the shares of Common Stock underlying the Warrants issued to the Placement Agent will have the same registration rights as the Investors with respect to their Shares and (C) at the initial Closing, the Company shall reimburse the Placement Agent for its reasonable expenses incurred in connection with the offering up to a maximum of $15,000, or such greater amount as agreed to by the Company and the Placement Agent in writing.  I am also aware that (i) the Placement Agent acted as exclusive placement agent for the Company in connection with a private placement offering, for which it was paid cash commissions and was issued a warrant to purchase an aggregate of 1,044,584 shares at $0.2477 per share and (ii) the Company recently completed a reverse merger with a company controlled by affiliates of the Placement Agent in November 2011 and certain affiliates of the Placement Agent continue to hold shares of the Company’s Common Stock.

7.8           Entity Authority.

(a)           If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription/Registration Rights Agreement and FINRA/Selling Securityholder Questionnaire on behalf of such entity has been duly authorized by such entity to do so.

(b)           The undersigned represents and warrants to the Company that (i) if an entity, its principal place of business and executive offices are located in the State set forth on the Signature Page for Entity Investors and (ii) if an individual, his or her state of residency is the State set forth on the Signature Page for Individual Investors.

(4)

7.9           No Offer Until Determination of Suitability.  I acknowledge that any delivery to me of the documents relating to the offering of the Shares prior to the determination by the Company of my suitability will not constitute an offer of the Shares until such determination of suitability is made.

7.10           For Florida Residents.   The Shares have not been registered under the Securities Act or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering.  The Shares cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Securities Act of Florida, if such registration is required.  Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later.  In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to certain prescribed materials that the Company can obtain without unreasonable effort or expense.

8.           Company Representations and Warranties.  The Company hereby represents and warrants to the Investor and the Placement Agent as follows:

8.1           Authority.  The Company has all necessary corporate power and authority to enter into this Agreement and the other documents necessary to consummate the transactions contemplated hereby.  All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement.  The sale by the Company of the Shares does not conflict with the certificate of incorporation or bylaws of the Company, as each may be amended, or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.  The sale of the Shares will not trigger any pre-emptive or, to the knowledge of the Company, other rights held by any party and no governmental or regulatory consent is required for the consummation of the transactions contemplated by this Agreement.

8.2           SEC Filings; Financial Statements.  All reports, registration statements and definitive proxy statements (“Company Reports”) required to be filed by the Company with the SEC during the last two fiscal years and the interim period prior to the date of this Agreement were filed in a timely manner.  As of their respective dates, the Company Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each set of financial statements (including, in each case, any related notes thereto) contained in the Company Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are subject to normal adjustments which were not or are not expected to have a material adverse effect on the Company taken as a whole.

(5)

9.           Indemnification.  I hereby agree to indemnify and hold harmless the Company and the Placement Agent, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and  indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein or in the FINRA/Selling Securityholder Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.  The Placement Agent is a third-party beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of the Placement Agent.

10.           Severability; Remedies.  In the event any parts of this Subscription/Registration Rights Agreement are found to be void, the remaining provisions of this Subscription/Registration Rights Agreement are nevertheless binding with the same effect as though the void parts were deleted.

11.           Governing Law and Jurisdiction.

11.1           This Subscription/Registration Rights Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York.

11.2           Each of the Company and the Investor, as between the two, hereby (i) agrees that any legal suit, action or proceeding between them arising out of or relating to this Subscription/Registration Rights Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

11.3           Each Investor agrees that all controversies that may arise between such Investor and the Placement Agent concerning any subject matter related to such Investor’s subscription for Shares shall be determined by arbitration in accordance with the rules then prevailing of the Financial Industry Regulatory Authority (FINRA) or any United States securities self-regulatory organization or United States securities exchange of which the person, entity or entities against whom the claim is made is a member, as Investor may designate. If Investor designates the rules of a United States self-regulatory organization or United States securities exchange and those rules fail to be applied for any reason, then Investor shall designate the prevailing rules of any other United States securities self-regulatory organization or United States securities exchange of which the Placement Agent is a member. If Investor does not notify Placement Agent in writing of its designation within five (5) days after such failure or after Investor receives from Placement Agent a written demand for arbitration, then Investor authorizes Placement Agent to make such designation on its behalf. The designation of the rules of a United States self-regulatory organization or United States securities exchange is not integral to the underlying agreement to arbitrate. Investor understands that judgment upon any arbitration award may be entered in any court of competent jurisdiction.  This section may not be changed, amended or modified without the prior written consent of the Placement Agent who the Investor specifically agrees is and shall be a third party beneficiary for purposes of this Agreement.

(6)

12.           Counterparts.  This Subscription/Registration Rights Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  The execution of this Subscription/Registration Rights Agreement may be by actual or facsimile signature.

13.           Benefit.  This Subscription/Registration Rights Agreement is binding upon and inures to the benefit of the parties hereto (and the Placement Agent to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns.  The Placement Agent is a third-party beneficiary with respect to any sections hereof that so state or that otherwise indicate that the Placement Agent would be entitled to rely on the representations, warranties or covenants made by me therein.

14.           Notices.  All notices, offers, acceptance and any other acts under this Subscription/Registration Rights Agreement (except payment) must be in writing, and are sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party.  All communications to me should be sent to my preferred address on the signature page hereto.  All communications to the Company should be sent to the addresses set forth on Schedule 1.  Each party may designate another address by notice to the other parties.

15.           Oral Evidence.  This Subscription/Registration Rights Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  This Subscription/Registration Rights Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

16.           Section Headings.  Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription/Registration Rights Agreement.

17.           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

18.           Acceptance of Subscription.  The Company may accept this Subscription/Registration Rights Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

(7)

SIGNATURE PAGE

The undersigned hereby agrees and enters into this Subscription/Registration Rights Agreement and confirms that all the information and representations regarding the Investor contained herein are true, including the attached exhibits and schedules.  If the undersigned is signing on behalf of an entity or trust the undersigned represents, the undersigned has the authority to make investment decisions for the entity.  The undersigned also understand that a background/credit check maybe conducted for the purposes of detecting and deterring money laundering.

Signature	Date

Print Name

Title (if applicable)

Signature	Date

Print Name

Title (if applicable)

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

SG BLOCKS, INC.

Name	Title:

Date

SCHEDULE 1

1.	Wiring Instructions.

Please instruct your bank to wire funds to Continental Stock Transfer & Trust Company, the escrow agent, as follows:

2.	“Piggy-back” Registration Rights.

(i)           The Shares of Common Stock issuable to the Investors and the shares of Common Stock underlying the warrants issued to the Placement Agent in connection herewith are referred to herein collectively as “Registrable Securities.”

(ii)           If at any time the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) that is a post-effective amendment to the Company’s Registration Statement on Form S-1 (SEC File No. 333-178321), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(ii)           If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(a)           If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)           If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(iii)           The Company will keep the Registration Statement which registers the Registrable Securities pursuant hereto effective and current until the earlier of the date by which all the registered Registrable Securities have been sold and the date that the Registrable Securities may be sold pursuant to Rule 144 without any volume restrictions and, subject to the Black-Out Periods (defined below).

(iv)           The Company will notify each holder of Registrable Securities as expeditiously as possible following the filing of the Piggy-Back Registration and all amendments thereto and the effectiveness of the Piggy-Back Registration filed pursuant to this section, and/or of any request by the Commission for the amending or supplementing of such Piggy-Back Registration or prospectus included in the Piggy-Back Registration (“Prospectus”).  The Company will promptly notify the holders, if after delivery of a Prospectus to the holders, that, in the judgment of the Company, it is advisable to suspend use of the Prospectus delivered to the holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such holder will immediately discontinue any sales of Registrable Securities pursuant to such registration statement until such holder has received copies of a supplemented or amended Prospectus or until such holder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (such period of discontinuance is referred to herein as a “Black-Out Period”).  Notwithstanding anything to the contrary herein, the Company will not exercise its rights under this subsection to suspend sales of Registrable Securities for a period in excess of 90 days in any 365-day period.

(2)

(v)           The Company will as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder.

(vi)           The Company will bear all expenses and pay all fees incurred in connection with the registration of the Registrable Securities, excluding underwriting discounts and commissions or brokerage fees incurred by the holders payable with respect to the Registrable Securities, and fees and expenses of counsel and/or other experts retained by the holders of the Registrable Securities (except as set forth below) but including the expenses of preparing the Piggy-Back Registration, filing it with the Commission and FINRA and having it declared effective (or cleared) by such agencies, providing a reasonable number of copies of the prospectus contained therein to the holders, and the reasonable fees (capped at $15,000) and disbursements of one special counsel for all of the holders of Registrable Securities, which counsel shall be selected by the Placement Agent.

(vii)           (a)           The Company shall indemnify the holders of the Registrable Securities to be sold or resold pursuant to the Piggy-Back Registration hereunder and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such Holder or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act , against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Holder may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent (a) arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement or (b) because the holder failed to suspend the use of such registration statement and discontinue any sales of Registrable Securities during a Black-Out Period (of which it was reasonably made aware by the Company) or failed to timely deliver a final prospectus to the purchasers of such holder’s Registrable Securities.  The Holder of the Registrable Securities to be sold or resold pursuant to the Registration Statement, and their successors and assigns, shall indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, (a) arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such Piggy-Back Registration or (b) because the holder failed to suspend the use of such Piggy-Back Registration and discontinue any sales of Registrable Securities during a Black-Out Period (of which it was reasonably made aware by the Company) or failed to timely deliver a final prospectus to the purchasers of such holder’s Registrable Securities.

(b)           If any action is brought against a party hereto, (“Indemnified Party”) in respect of which indemnity may be sought against the other party (“Indemnifying Party”), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party.  Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party.  Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

(3)

(c)           If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the profit, if any, earned by the Holder as a result of the exercise by him of the Placement Agent Warrants and the sale or resale by him of the Registrable Securities.

(d)           The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

4.           Notices.  All communications to the Company should be sent to:

SG Blocks, Inc.
400 Madison Avenue, Suite 16C
New York, New York 10017
Attn: Paul M. Galvin, CEO
Tel No.:  (646) 747-2423
Fax No.:  (212) 619-1028

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower, 65 East 55th Street
New York, New York 10022
Attention:  Kenneth A. Schlesinger, Esq.
Tel No.:   (212) 451-2252
Fax No.:   (212) 451-2222

and

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Boulevard, 14th Floor
Miami, Florida 33137
Attn:  Barry Steiner
Tel No.:    (305) 572-4200

(4)

Fax No.:    (305) 572-4220

and

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Tel:           (212) 818-8661
Fax:           (212) 818-8881

(5)